Exhibit 5.2

robinson  bradshaw & Hinson

December 21, 2006

SI International Inc.
12012 Sunset Hills Road
Reston, Virginia 20190

Re:                               Registration Statement on Form S-3
SEC File No. 333-113827

Ladies and Gentlemen:

We have acted as special counsel to SI International Inc., a Delaware corporation (the “Company”), and its subsidiary SI International Technology Services, Inc. (f/k/a Material Communication and Computers, Inc.), a North Carolina corporation (the “Guarantor”), in connection with the above-referenced registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of, among other securities, unsecured debt securities of the Company, including senior debt securities of the Company (the “Senior Debt Securities”) and subordinated debt securities of the Company (the “Subordinated Debt Securities”), as well as guarantees by the Guarantor (the “Guarantees,” and collectively with the Senior Debt Securities and Subordinated Debt Securities, the “Debt Securities”), if applicable, of the Senior Debt Securities or Subordinated Debt Securities.

The Senior Debt Securities and any Guarantees thereof are to be issued under an indenture (the “Senior Indenture”) to be entered into between the Company and one or more trustees (the “Trustees”) or other parties to the Senior Indenture. The Subordinated Debt Securities and any Guarantees thereof are to be issued under an indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Debt Indentures”) to be entered into between the Company and one or more trustees (the “Trustees”) or other parties to the Subordinated Indenture.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and the Guarantor (individually, a “Document” and, collectively with the Registration Statement, the “Documents”) and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.  We also have examined the Registration Statement.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.  We also have assumed that the Debt Securities will be issued pursuant to Debt Indentures that are valid, binding and enforceable obligations of each party thereto.  We also have assumed that the Guarantees, if and when issued in accordance with the terms of the Registration Statement and the Debt Indentures, will not include any provisions not customarily contained in a corporate guaranty of payment in connection with a registered public offering of debt securities.

Attorneys at Law

101 North Tryon St., Suite 1900, Charlotte, NC 28246

Charlotte, NC      Chapel Hill, NC      Rock Hill, SC

www.rbh.com

SI International Inc.

December 21, 2006

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)            the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)           limitations imposed by general principles of equity, regardless of whether considered in a proceeding in equity or at law, upon the availability of equitable remedies or the enforcement of provisions of any Debt Securities or Debt Indentures and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

(iii)          the effect of judicial decisions that may permit the introduction of extrinsic evidence to supplement the terms of the Debt Securities or Debt Indentures to aid in the interpretation of the Debt Securities or Debt Indentures;

(iv)          we express no opinion as to the enforceability of provisions of the Debt Securities or Debt Indentures providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy;

(v)           we express no opinion as to the enforceability of any provisions contained in the Debt Securities or Debt Indentures that (1) purport to excuse a party for liability for its own acts, (2) purport to make void any act done in contravention thereof, (3) purport to authorize a party to act in its sole discretion, (4) require waivers or amendments to be made only in writing, (5) purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws, (6) impose liquidated damages, penalties or forfeiture, or (7) purport to indemnify a party for its own negligence or willful misconduct;

(vi)          we express no opinion as to the enforceability of any provisions contained in the Debt Securities or Debt Indentures purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees, including but not limited to North Carolina General Statutes § 6-21.2;

SI International Inc.

December 21, 2006

(vii)         we express no opinion as to the enforceability of provisions of the Debt Securities or Debt Indentures that impose, or that are construed as effectively imposing, penalties;

(viii)        we express no opinion as to the enforceability of provisions of the Debt Securities or Debt Indentures that purport to establish evidentiary standards or make determinations conclusive;

(ix)           we express no opinion as to the enforceability of any provisions contained in the Debt Securities or Debt Indentures whereby any party appoints any other party or parties as an agent or attorney-in-fact;

(x)            enforcement of Guarantees may be limited by the provisions of Chapter 26 of the North Carolina General Statutes, and we express no opinion as to the effectiveness of any waiver by Guarantor of its rights under that Chapter;

(xi)           we express no opinion as to the enforceability of any choice of law, choice of forum, consent to jurisdiction, venue of actions or means of service of process provisions contained in the Debt Securities or Debt Indentures or the enforceability of any provisions that purport to establish a particular court as the forum for adjudication of any controversy relating to the Debt Securities or Debt Indentures that purport to cause any party to waive or alter any right to a trial by jury or that waive objection to jurisdiction;

(xii)          except to the extent encompassed by an opinion set forth below with respect to the Guarantor, we express no opinion with respect to (1) the compliance or non-compliance of any party to the Documents, the Debt Securities or Debt Indentures with any law, regulation or order applicable to it or (2) the legal or regulatory status or the nature of the business of any such party; and

(xiii)         our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.             Assuming that the issuance and terms of any Guarantees of the Guarantor and the terms of the offering thereof have been duly authorized, when (a) applicable documents evidencing the Guarantees have been duly authorized, executed and delivered by the Guarantor and (b) such Guarantees have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement, such Guarantees will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms.

SI International Inc.

December 21, 2006

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company (or the Guarantor, if applicable), we have assumed that the Company (or the Guarantor, if applicable) and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Debt Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

In rendering the opinions expressed above, we have further assumed that (i) the terms of all Debt Securities and Debt Indentures will conform to the forms thereof, as applicable, and the terms of all Debt Securities and Debt Indentures will not violate any applicable law, including, but not limited to, any statutes, regulations, judicial decisions, or public policy limitations, result in a default under or breach of any agreement or instrument binding upon the Company (or the Guarantor, if applicable) or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company (or the Guarantor, if applicable), (ii) the Debt Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (iii) the Company (or the Guarantor, if applicable) will authorize the offering and issuance of the Debt Securities and will authorize, execute and deliver the applicable Debt Indenture with any amendments or supplemental indentures thereto and any other documents contemplated thereby or by the Registration Statement and will take any other appropriate additional corporate action, (iv) certificates, if required, representing the Debt Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and (v) in the case of Guarantees, a supplemental indenture and/or other document evidencing the Guarantees will have been executed and delivered by the Guarantor and any other party thereto.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of North Carolina, as in effect on the date hereof.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement.  We further consent to your filing a copy of this opinion as Exhibit 5.2 to the Registration Statement.  In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.  We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Robinson, Bradshaw & Hinson, P.A.
ROBINSON, BRADSHAW & HINSON, P.A.